Exhibit 4.1

                                   The Global TeleSystems Group,
                                   Inc. Amended and Restated Non-Employee
                                   Directors' Stock Option Plan

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                         GLOBAL TELESYSTEMS GROUP, INC.
                              AMENDED AND RESTATED
                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                                February 10, 1998

                  1. Purpose of the Plan. The purpose of this Plan is to permit Eligible Directors of the Company to share in the growth of the value of the Company through the grant and exercise of Options.

                  2. Definitions. For the purposes of the Plan, the following terms shall be defined as set forth below:

                  "Board" means the Board of Directors of the Company.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                  "Common Stock" means the Common Stock of the Company, par value $.10 per share.

                  "Company" means Global TeleSystems Group, Inc., a Delaware corporation, including any wholly owned subsidiary or affiliate, or any successor organization.

                  "Disability" means permanent and total disability within the meaning of Section 22(e)(3) of the Code.

                  "Eligible Director" means a person who is a non-employee member of the Board.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" means the fair market value of the Common Stock as determined objectively by the Board, in good faith, using such criteria as it deems relevant; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the average of the last reported bid and asked prices of the Common Stock on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System) or, in the event the Common Stock is listed on a national securities exchange, within the meaning of Section 6 of the Exchange Act, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in The Wall Street Journal.

                  "Incentive Stock Option" means any Option intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code.



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                  "Nonqualified Stock Option" means any Option that is not an
         Incentive Stock Option.

                  "Option" means any option to purchase shares of the Common Stock of the Company granted pursuant to this Plan.

                  "Option Agreement" means a written agreement between the Company and the Optionee regarding the grant and exercise of Options to purchase shares of Common Stock and the terms and conditions thereof.

                  "Optionee" means an Eligible Director who receives an Option under the Plan.

                  "Plan" means this Company's Amended and Restated Non-Employee Directors' Stock Option Plan, as amended from time to time.

                  "Rules" means that regulations promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

                  Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.

                  3.  Stock Subject to the Plan.

                  (a) Aggregate Number of Shares. The aggregate number of shares of Common Stock that may be issued or transferred under the Plan is 1,275,000, subject to adjustment pursuant to Section 3(b) below. Such shares may include authorized but unissued shares of Common Stock or reacquired shares of Common Stock. In the event the number of shares of Common Stock issued under the Plan and the number of shares of Common Stock subject to outstanding awards (taking into account the share counting requirements established under the Rules) equals the maximum number of shares of Common Stock authorized under the Plan, no further awards shall be made unless the Plan is amended (in accordance with the Rules, if necessary) or additional shares of Common Stock become available for further awards under the Plan. If and to the extent that Options granted under the Plan terminate, expire or are canceled without having been exercised, such shares shall again be available for subsequent awards under the Plan.

                  (b) Adjustments Upon Changes in Capitalization. If any change is made to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of all outstanding awards under the Plan, the Board shall preserve the value of


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the outstanding awards by adjusting the maximum number and class of shares available under the Plan to reflect the effect on such event or change in the Company's capital structure, and by making appropriate adjustments to the number and class of shares subject to an outstanding award or the Option price of each outstanding Option, except that any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to less than .500 down, in each case to the nearest whole number.

                  4. Administration of the Plan. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to:

                  (a) adopt, revise and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

                  (b) interpret the terms and provisions of the Plan and any Option issued under the Plan (and any agreements relating thereto), and otherwise settle all claims and disputes arising under the Plan;

                  (c) delegate responsibility and authority for the operation and administration of the Plan, appoint employees and officers of the Company to act on its behalf, and employ persons to assist in the fulfilling of its responsibilities under the Plan; and

                  (d) otherwise supervise the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of Eligible Directors to receive Options hereunder, the number of shares of Common Stock covered by such Option or the price or timing of any Options granted hereunder; and provided further that any action by the Board relating to the Plan will be taken only if approved by the affirmative vote of a majority of the directors who are not then eligible to participate under the Plan.

                  5.  Option Grants.

                  (a) Number of Options Granted. The following number of Options are hereby granted to each Eligible Director under the Plan:

                  Initial Grant

                  As of the effective date of the Plan, an Option to purchase 18,000 shares of Common Stock is granted to each person who on that date is an incumbent Eligible Director.

                  With respect to each person who first becomes an Eligible Director after the effective date of the Plan but prior to February 10, 1998, an Option to purchase 18,000


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         shares of Common Stock is granted as of the date such person first becomes an Eligible Director.

                  With respect to each person who first becomes an Eligible Director on or after February 10, 1998, an Option to purchase 22,500 shares of Common Stock is granted as of the date such person first becomes an Eligible Director.

                  Subsequent Grant

                  As of the date of the third annual meeting of the Company's shareholders following the grant of an Option to an Eligible Director pursuant to subsection 5(a)(i) or (ii) above, provided the date of such third annual meeting is prior to February 10, 1998, and provided further that such Eligible Director remains an incumbent on the date of such third annual meeting and will serve as an Eligible Director during the next following year, an Option to purchase 13,500 shares of Common Stock is granted to such Eligible Director.

                  As of the date of each annual meeting of the Company's shareholders on or after February 10, 1998 and following the grant of an Option to an Eligible Director pursuant to subsection 5(a)(i),
         (ii), or (iii) above, provided that such Eligible Director remains an incumbent on such date and will serve as an Eligible Director during the next following year, an Option to purchase 9,000 shares of Common Stock is granted to such Eligible Director.

                  (b) Nonqualified Options. All Options granted hereunder shall be Nonqualified Stock Options. No Option granted pursuant to this Plan may be designated as an Incentive Stock Option.

                  (c) Amendments to this Section 5. Notwithstanding any other provision of the Plan, this Section 5 may not be amended more than once every six months, except for amendments necessary to conform the Plan to changes in the provisions of, or the regulations relating to, the Code.

                  6.  Terms and Conditions of Options.

                  (a) Option Agreement. Each Option granted hereunder shall be evidenced by an Option Agreement.



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                  (b) Option Price. The Option price per share of Common Stock covered by an Option granted hereunder shall be the Fair Market Value of the Common Stock as of the date of grant.

                  (c) Option Term. The term of each Option shall be ten years. No Option shall be exercised by any person after expiration of the term of the Option.

                  (d) Exercisability. An Option shall be exercisable during its term, subject to the following provisions of this Section 6(d):

                  Initial Grants Made Prior to February 10, 1998, Pursuant to
         Section 5(a)(i) or 5(a)(ii). With respect to any Option granted prior to February 10, 1998 to an Eligible Director pursuant to Section 5(a)(i) or 5(a)(ii), such Option shall become exercisable with respect to 9,000 shares of Common Stock on the date six months following the relevant date of grant, with respect to an additional 4,500 shares on the date six months following the first annual meeting of the Company's shareholders to occur after such date of grant, and with respect to the final 4,500 shares on the date six months following the second annual meeting of the Company shareholders to occur after such date of grant.

                  Initial Grants Made On or After February 10, 1998 Pursuant to
         Section 5(a)(iii). With respect to any Option granted on or after February 10, 1998 to an Eligible Director pursuant to Section 5
         (a)(iii), such Option shall become exercisable with respect to 11,250 shares of Common Stock on the date six months following the relevant date of grant, with respect to an additional 5,625 shares on the date six months following the first annual meeting of the Company's shareholders to occur after such date of grant, and with respect to the final 5,625 shares on the date six months following the second annual meeting of the Company shareholders to occur after such date of grant.

                  Subsequent Grants Made Prior to February 10, 1998 Pursuant to
         Section 5(a)(iv). With respect to any Option granted prior to February 10, 1998 to an Eligible Director pursuant to Section 5(a)(iv), such Option shall become exercisable with respect to 4,500 shares of Common Stock on the date six months following the relevant date of grant, with respect to an additional 4,500 shares on the date six months following the first annual meeting of the Company's shareholders to occur after such date of grant, and with respect to the final 4,500 shares on the date six months following the second annual meeting of the Company's shareholders to occur after such date of grant.

                  Subsequent Grants Made On or After February 10, 1998 Pursuant to Section 5(a)(v). With respect to any Option granted on or after February 10, 1998 to an Eligible Director pursuant to Section 5(a)(v), such Option shall become exercisable with respect to 3,000 shares of Common Stock on the date six months following the first annual meeting of the Company's shareholders to occur after such date


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         of grant, and with respect to the final 3,000 shares on the date six months following the second annual meeting of the Company's shareholders to occur after such date of grant.

                  (e) Method of Exercise. Options may be exercised, in whole or in part, at any time and from time to time during the Option exercise period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either in cash or by certified or bank check, or such other instrument as the Board may accept. Payment in full or in part may also be made in the form of unrestricted Common Stock already owned by the Optionee (and based upon the Fair Market Value of the Common Stock so tendered as of the date the Option is exercised, as determined by the Board). No shares of Common Stock shall be issued until full payment therefor has been made. Eligible Directors shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option when the Eligible Director has given notice as to exercise, has paid in full for such shares and, if requested, has given any representations required by the Board.

                  (f) Non-transferability. No Option shall be transferable by the Optionee otherwise than by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order or as permitted under the Rules, and all Options shall be exercisable, during the Optionee's lifetime, only by the Optionee.

                  (g) Termination by Reason of Death. If an Optionee ceases to be an Eligible Director by reason of death, any Option held by such Optionee may thereafter be exercised to the extent then exercisable, by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter.

                  (h) Termination by Reason of Disability. If an Optionee ceases to be an Eligible Director by reason of Disability, any Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of termination, for a period of one year from the date of such termination or until the expiration of the stated term of such Option, whichever period is shorter; provided, however, that if the Optionee dies within such one-year period, any unexercised Option held by such Optionee shall thereafter be exercisable to the extent it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter.

                  (i) Other Termination. If an Optionee ceases to be an Eligible Director for any reason other than death or Disability (except as a result of becoming an employee of the Company), any Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of such termination, for a period of three months from the date of such termination or the expiration of the such termination, for a period of three months from the date of such termination or the expiration of the stated term of such Option, whichever


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period is shorter; provided, however, that if the Optionee dies within such three-month period, any unexercised Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year from the date of such death or until the expiration of the stated term of the Option, whichever period is shorter. If an Optionee ceases to be an Eligible Director by reason of his becoming an employee of the Company and his employment with the Company is subsequently terminated, any Option held by such Optionee may thereafter be exercised by the Optionee, to the extent that it was exercisable at the time of such termination, for a period of three months from the date of such termination or the expiration of the stated term of the Option, whichever period is shorter; provided, however, that if the Optionee dies within such three-month period, any unexercised Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year from the date of such death or until the expiration of the stated term of the Option, whichever period is shorter.

                  7. Amendment and Termination. The Board may amend, alter or discontinue the Plan at any time and from time to time (either by resolution or unanimous consent), but no amendment, alteration, or discontinuation shall be made which would impair the rights of an Optionee under an Option theretofore granted, without the Optionee's consent, or which, without the approval of the Company's stockholders, would require stockholder approval under the Rules or under the requirements of any applicable federal or state law or regulation; provided, however, that in no event may the provisions of the Plan respecting eligibility to participate be amended more frequently than once every six months, other than to comport with changes in the Code, or the Employee Retirement Income Security Act of 1974, as amended, and any rules or regulations thereunder; provided further that any amendment which, under the requirements of applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted must be approved by the stockholders of the Company, shall not be effective unless and until such stockholder approval has been obtained in compliance with such law; and provided further that any amendment that must be approved by the stockholders of the Company in order to maintain the continued qualification of the Plan under Rule 16b-3(c)(2)(ii) under the Exchange Act, or any successor provision, shall not be effective unless and until such stockholder approval has been obtained in compliance with such Rule. The Committee may amend the terms of any Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee without the Optionee's consent. Notwithstanding any provision herein to the contrary, the Board shall have broad authority to amend the Plan or any Option to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

                  8. Unfunded Status of the Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to an Optionee by the Company, nothing contained herein shall give any such Optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize


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the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof or with respect to awards hereunder.

                  9.  General Provisions.

                  (a) Representations by Optionees. The Board may require each Optionee to represent to and agree with the Company in writing that the Optionee is acquiring the shares of Common Stock without a view to distribution thereof. The certificates for such shares may include any legend that the Company deems appropriate to reflect any restrictions on transfer.

                  (b) No Restrictions on Adoption of Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements (subject to stockholder approval, if such approval is required) and such arrangements may be either generally applicable or applicable only in specific cases.

                  (c) No Right to Continuing Employment or Re-election. The adoption of the Plan shall not confer upon any Optionee any right to continued employment with the Company nor shall it interfere in any way with the right of the Company to terminate its relationship with any of its employees, directors, or independent contractors at any time.

                  (d) Tax Withholding. No later than the dates as of which an amount first becomes includable in the gross income of the Optionee for applicable income tax purposes with respect to any award under the Plan, the Optionee shall pay to the Company or make arrangements satisfactory to the Board regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligation of the Company under the Plan shall be conditional upon such payment or arrangements and the Company shall to the extent permitted by law have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

                  (e) Right of First Refusal. At the time of grant, the Board may provide in connection with any grant made under this Plan that the shares of Common Stock received as a result of such grant shall be subject to a right of first refusal pursuant to which the Optionee shall be required to offer to the Company any shares that the Optionee wishes to sell with the price being the then Fair Market Value of the Common Stock, subject to such other terms and conditions as the Board may specify at the time of grant.

                  (f) Designation of a Beneficiary. The Board shall establish such procedures as it deems appropriate for an Optionee to designate a beneficiary to whom any amounts payable in the event of the Optionee's death are to be paid.



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                  (g) Applicable Law. The Plan shall be governed by and subject to the laws of the State of Delaware and to all applicable laws and to the approvals by any governmental or regulatory agency as may be required.

                  (h) Severability. If any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Plan, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

                  (i) Compliance with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act in connection with any grant of Options. Accordingly, if any provision of this Plan or any agreement hereunder does not comply with the requirements of Rule 16b-3 as then applicable to any such Optionee, or would cause any Optionee to no longer be deemed a "disinterested person" within the meaning of Rule 16b-3, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such Optionee. In addition, the Board shall have no authority to make any amendment, alteration, suspension, discontinuation, or termination of the Plan or any agreement hereunder to take other action if and to the extent such authority would cause an Optionee's transactions under the Plan not to be exempt, or Optionees no longer to be deemed "disinterested persons" under Rule 16b-3 of the Exchange Act.

                  10. Effective Date and Term of the Plan. The Plan shall be effective as of November 14, 1994. No Options shall be granted pursuant to the Plan on or after November 14, 2004, but Options granted prior to such date may extend beyond that date.